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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 25, 2000 relating to the financial statements and financial statement schedules, which appears in Avaya Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the references to us under the headings "Experts" in the primary and secondary prospectuses in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
May 23, 2001